STATE OF WASHINGTON

                                     [Logo]

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                                | THE SEAL OF THE |
                                |     STATE OF    |
                                | WASHINGTON 1889 |
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                               SECRETARY of STATE

I, Ralph Munro, Secretary of State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                              VIVID CONCEPTS, INC.

a Washington Profit corporation, Articles of Amendment were filed for record in this office on the date indicated below.

                  Changing name to VIVID LEARNING SYSTEMS, INC.

UBI Number:  601 610 450                                Date:  February 23, 2000


      [Seal]

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 | THE SEAL OF THE |
 |     STATE OF    |
 | WASHINGTON 1889 |
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                              Given  under  my hand  and  the  seal of the State
                              of Washington at Olympia, the State Capital

                                                 /S/ RALPH MUNRO
                                                 -------------------------------
                                                 Ralph Munro, Secretary of State
                                                          2-503769-8


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

              ARTICLES OF AMENDMENT OF VIVID CONCEPTS, INC. [Stamp}

                                                                   FILED
                                                             STATE OF WASHINGTON
                                                                FEB 23 2000
                                                                RALPH MUNRO
                                                             SECRETARY OF STATE

Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment:

      1.    The name of the corporation is Vivid Concepts, Inc.

      2. Article 1 of the Company's Articles of Incorporation is amended as follows:

                                 ARTICLE I. NAME
          The name of this corporation is Vivid Learning Systems, Inc.

      3. This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

      4.    The date of the adoption of the amendment was January 26, 2000.

      5. The above amendment was duly approved by the directors of the corporation and does not require shareholder action as permitted by RCW 23B.1 0.020.

      The undersigned executes these Articles of Amendment under penalty of perjury on February 18, 2000.

                                                     VIVID CONCEPTS, INC.

                                                     By: /S/ ROBERT L. FERGUSON
                                                         -----------------------
                                                             Robert L. Ferguson
                                                             Chairman


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